UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Cash Bonus Awards for Named Executive Officers

On February 21, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Applied Optoelectronics, Inc. (the “Company”) approved cash bonus payments pursuant to the Applied Optoelectronics, Inc. Executive and Key Employee Bonus Plan and performance goals established by the Compensation Committee for fiscal year 2016 (collectively, the “2016 cash incentive plan”). The Committee approved the following plan-based cash bonuses for the Company’s principal executive officer, principal financial officer and one other named executive officer under the 2016 cash incentive plan:

Title	Name	2016 Bonus Amount
President and Chief Executive Officer	Chih-Hsiang (Thompson) Lin	$332,567
Chief Financial Officer and Chief Strategy Officer	Stefan J. Murry	$137,316
Senior Vice President of Optical Module Division	Hung-Lun (Fred) Chang	$116,512

Such bonuses are expected to be paid consistent with, and at the same time as, other bonuses paid under the Company’s 2016 cash incentive plan.

2017 Salaries

On February 21, 2017, the Committee approved increased base salaries for the Company’s principal executive officer, principal financial officer and one other named executive officer, each effective as of March 1, 2017 as follows:

Title	Name	Prior Base Salary	2017 Base Salary
President and Chief Executive Officer	Chih-Hsiang (Thompson) Lin	$420,085	$462,094
Chief Financial Officer and Chief Strategy Officer	Stefan J. Murry	$279,287	$296,044
Senior Vice President of Optical Module Division	Hung-Lun (Fred) Chang	$221,927	$251,887

2017 Cash Incentive Plan

On February 21, 2017, the Committee also approved performance goals and payout formulas for fiscal year 2017 consistent with the Company’s Executive and Key Employee Bonus Plan (collectively, the “2017 cash incentive plan”). The 2017 cash incentive plan provides for the payment of cash bonuses to certain of the Company’s executive officers based on performance measures and payout formulas determined by the Committee and targets for each performance measure established by the Committee. Pursuant to the 2017 cash incentive plan, each of the Company’s named executive officers has been assigned threshold, target and maximum bonus amounts. The threshold, target and maximum bonuses as a percentage of the 2017 base salary for the Company’s principal executive officer, principal financial officer and one other named executive officer are as follow:

Title	Name	Threshold (percentage of base salary)	Target (percentage of base salary)	Maximum (percentage of base salary)
President and Chief Executive Officer	Chih-Hsiang (Thompson) Lin	29.2%	58.3%	87.5%
Chief Financial Officer and Chief Strategy Officer	Stefan J. Murry	16.7%	33.3%	50.0%
Senior Vice President of Optical Module Division	Hung-Lun (Fred) Chang	16.7%	33.3%	50.0%

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Actual bonus amounts paid to the named executive officers may be more or less than the target bonus amounts. The Committee has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below the specified goals.

For each named executive officer participating in the 2017 cash incentive plan, the total bonus opportunity will be determined by the achievement corporate performance measures based on revenue and non-GAAP operating income before incentive cash bonus and related tax (“Operating Income”), with each measure being weighted 50% when calculating the payout amounts.

The payments for achievement of each corporate performance measure are subject to certain thresholds. The Company must meet minimum thresholds for each corporate performance measure in order for the executive officers to receive the portion of the target bonus attributable to such corporate performance measure. No incentive payment may be earned for performance below the threshold and the maximum bonus may be earned at the target maximum. The range and target for each component are set forth below:

Performance Goal	% of Revenue Component Attained	% of Operating Income Attained
Threshold	90%	83%
Target	100%	100%
Maximum	105%	108%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2017	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ DAVID C. KUO
	Name:	David C. Kuo,
	Title:	General Counsel and Secretary

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